EXHIBIT 10.1

K-V Pharmaceutical Company

Non-Employee Director Compensation Policy

Each member of the Board of Directors (the “Board”) of K-V Pharmaceutical Company (the “Company”) who is not an employee of the Company or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy for his or her Board service; provided that the Board by resolution may provide that this Policy is inapplicable as to any particular Eligible Director. This Policy may be amended at any time in the sole discretion of the Board; provided that no such amendment that adversely affects the rights of an Eligible Director with respect to a previously granted award shall be made without the consent of the applicable Eligible Director. In the event that a provision of this Policy conflicts with a term contained in the Plan (as defined below) or any award agreement granted pursuant to the Plan and this Policy, this Policy shall control.

Annual Cash Compensation

Each Eligible Director will receive an annual cash retainer, paid in advance in equal quarterly installments, in the amount of $100,000.

Equity Compensation

On the date of the Eligible Director’s initial appointment or election to the Board, the Company will automatically and without further action by the Board or the Compensation Committee of the Board (the “Committee”) grant to the Eligible Director, subject to the terms and conditions of the Company’s Amended and Restated 2013 Incentive Compensation Plan, as amended from time to time (the “Plan”), and the applicable award agreement, a nonqualified stock option and an equity bonus award (together, the “Initial Equity Awards”), the material terms of which are described below in greater detail (capitalized terms used but not defined herein have the meanings set forth in the Plan).

(a) Stock Option. Each Eligible Director shall be granted a Nonqualified Stock Option to purchase (i) 15,000 (30,000 in the case of the Chairperson) Shares of Common Stock with an Option Price per Share equal to $28.80 in the case of any Eligible Director appointed or elected to the Board on or prior to December 31, 2013 and, in all other cases, the Fair Market Value of one Share of Common Stock as of the later of (A) December 31 of the immediately preceding calendar year and (B) the date on which the Fair Market Value of such Shares was last determined by the Company or, in the event of extraordinary or otherwise unusual events or conditions occurring after such date that materially affect such Fair Market Value, such later date up to and including the Grant Date, as may be determined by the Board or the Committee in its sole discretion (such value, the “Grant Date Value”), and (ii) 5,000 (10,000 in the case of the Chairperson) Shares with an Option Price per share equal $32 in the case of any Eligible Director appointed or elected to the Board on or prior to December 31, 2013 and, in all other cases, 110% of the Grant Date Value. 25% of each tranche of such Option shall be vested as of the Grant Date and, subject to the Eligible Director’s continued service on the Board, 25% of the Option shall vest on each of the next three anniversaries of the Grant Date. The vested portion of the Option shall first become exercisable on January 1 of the calendar year following the calendar year of the fifth anniversary of the Grant Date and, in the case of an Option granted to an Eligible Director who is not an Entity Shareholder (as defined below), the date of such Eligible Director’s separation from service, if earlier. The vested portion of the Option must be exercised within the calendar year during which they first become exercisable. Notwithstanding the forgoing, the vested and unvested portions of the Option shall terminate upon the occurrence of a change in control of the Company in exchange for a payment equal to the excess, if any, of the Fair Market Value of one Share of Common Stock on the date of such change in control over the applicable Option Price of the Option. Any unvested portion of the Option will be forfeited with no consideration due therefor upon an Eligible Director’s separation from service; provided that if an Eligible Director undergoes a separation from service by the Company without Cause, a pro-rated percentage of the portion of the Option that, but for such separation from service, would have vested on the first vesting date following the date of such separation of service will vest on the date of such separation from service and become exercisable as provided above.

(b) Equity Bonus Award. The equity bonus award shall entitle an Eligible Director to a grant (i) in the case of an Eligible Director appointed or elected to the Board on or before December 31, 2013, of 3,751 Shares of Common Stock (7,142 Shares in the case of the Chairperson), and, in all other cases, of a number of Shares equal to (A) $125,000 ($250,000 in the case of the Chairperson) divided by (B) the Grant Date Value of one Share, and (ii) on each of the first three anniversaries of the Grant Date, subject to the Eligible Director’s continued service on the Board as of such date, a grant of Shares of Common Stock in a number equal to (A) $125,000 ($250,000 in the case of the Chairperson) divided by (B) the greater of (1) $32 and (2) the Fair Market Value of one Share as of the later of (x) December 31 of the immediately preceding calendar year and (y) the date on which the Fair Market Value of such Shares was last determined by the Company or, in the event of extraordinary or otherwise unusual events or conditions occurring after such date that materially affect such Fair Market Value, such later date up to and including the applicable anniversary date, as may be determined by the Board or the Committee in its sole discretion. Each equity bonus award will be settled by delivery of the applicable number of shares on January 1 of the year following the year in which the equity bonus award is granted but no later than March 15 of such year; provided, however, that, the Board or the Committee, as applicable, may, in its sole discretion, provide in the applicable award agreement, prior to the initial grant date, that the equity bonus awards granted to an Eligible Director will be settled by delivery of the applicable number of shares on the earliest to occur of (i) the Participant’s separation from service; (ii) a change in control; and (iii) a specified date following the fifth anniversary of the initial grant date. If an Eligible Director is not a member of the Board on the applicable anniversary date, the Eligible Director will forfeit the applicable equity bonus award for such anniversary date and all subsequent anniversary dates; provided that an Eligible Director will be entitled to a pro-rated portion of the equity bonus award, if any, that would have been granted on the first anniversary date following the date on which the Eligible Director ceases to be a member of the Board if the Eligible Director’s membership on the Board was terminated by the Company without Cause.

Expense Reimbursement

All Eligible Directors will be entitled to reimbursement from the Company for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to attendance at meetings of the Board or committees thereof. The Company will also reimburse directors for attendance at director continuing education programs that are relevant to their service on the Board and that are approved in advance by the Company. The Company will make reimbursement to an Eligible Director within 30 days following submission by the Eligible Director of reasonable written substantiation for such expenses; provided the no reimbursement shall be made later than December 31 of the calendar year following the calendar year in which the expense was incurred.

Compensation of Certain Appointed Directors

Notwithstanding anything in this Non-Employee Director Compensation Policy to the contrary, in the case of an Eligible Director who is employed by or otherwise a service provider to an entity that is a shareholder or an affiliate of a shareholder of the Company (an “Eligible Shareholder”), any cash or equity based compensation payable hereunder in respect of such Eligible Director's services to the Company (as a Director) may in the discretion of the Eligible Director in consultation with the Board, be made not to the Director but rather to the Eligible Shareholder; provided that if the Initial Equity Awards are granted to an Eligible Shareholder and the Eligible Shareholder subsequently appoints a new Eligible Director (a “Successor Director”) to replace the Eligible Director with respect to whom the Initial Equity Awards were granted to the Eligible Shareholder, neither the Eligible Shareholder nor the Successor Director shall be entitled to be granted the Initial Equity Awards upon the appointment or election of the Successor Director to the Board. If a Successor Director ceases to serve on the Board without the appointment or election to the Board as soon as practicable thereafter of a Director who is an employee or other service provider of the Eligible Shareholder, the Initial Equity Awards shall cease to vest, subject to pro-rata vesting of the portion of the Initial Equity Award that would have vested on the first anniversary date following such Termination of Service if such Termination of Service was by the Company without Cause. For the avoidance of doubt, under no circumstance shall the Initial Equity Awards be granted more than once to the same Eligible Shareholder, and no employee or agent of such Eligible Shareholder who is appointed or elected to the Board following the grant of such Initial Equity Awards to the Eligible Shareholder shall be eligible to be granted the Initial Equity Awards, in each case, unless such grant is made in connection with an appointment or election of an employee or other service provider of the Eligible Shareholder to an additional seat on the Board to which such Eligible Shareholder becomes entitled in accordance with the terms of the Stockholders’ Agreement.